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                                                                    EXHIBIT 10.7

                                AMENDMENT 1 TO
             INTERNATIONAL ELECTRONIC COMMERCE PROVIDER AGREEMENT

                           Dated February 14, 1997
                                  between
                     Sterling Commerce International, Inc.
                          and Satyam Infoway Limited

1. Introduction. This Amendment 1 supplements and amends the International Electronic Commerce Provider Agreement by and between Sterling Commerce International, Inc. ("Sterling Commerce"), a subsidiary of Sterling Commerce, Inc. and Satyam Infoway Limited ("Company"), such International Electronic Commerce Provider Agreement having been made as of February 14, 1997. This Amendment 1 and the International Electronic Commerce Provider Agreement are hereinafter collectively referred to as the "Revised Agreement".

2.  Additional License Grant.  The parties that Company desires to license from
    ------------------------
Sterling Commerce certain software products, as specified on the attached Exhibit A Supplement. Such additional software shall be deemed to be included in the defined term "EC Technology" of this Revised Agreement.

3.  Fees/Payment.  In consideration of the additional licensing rights for the
    ------------
options specified in Exhibits A Supplement, Company shall pay to Sterling Commerce an Initial License Fee in the amount of ***** which shall be paid as specified below:

          $    *****     Payable on or before August 15, 1999
          $    *****     Payable upon successful installation and commissioning
                         of the options, but no later than September 30, 1999
          $    *****     Payable on or before November 30, 1999
          $    *****     Payable on or before January 31, 2000

Further, the Annual Term Fees of ***** per year shall be due and payable no less than thirty days (30) prior to commencement of the applicable annual term.

Sterling Commerce shall provide installation and training assistance with respect to the options at mutually agreed upon dates and locations. For purposes of this Amendment 1, all amounts are stated in U.S. dollars.

4.  Required Equipment.  Company acknowledges that the equipment specified on
    ------------------
Exhibit G Supplement is required in support of the options specified in Exhibit A Supplement. Further, such equipment shall be deemed included in the defined term "Designated CPU" of this Revised Agreement.

5.  Export Restrictions.  Notwithstanding anything to the contrary in this
    -------------------
Revised Agreement, Company agrees that the options listed in Exhibit A Supplement is subject to U.S. Export Administration Regulations. Further, Company agrees that it has and shall continue to strictly comply with the provisions of Section 14, U.S. Export Restrictions, of the International
                          ------------------------
Electronic Commerce Provider Agreement.

6.  Product Modifications.  From time to time, Company may present to Sterling
    ---------------------


-----------------------
Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.
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Commerce requests for market-specific modifications to the options specified in
Exhibit A. Sterling Commerce and Company agree to mutually determine which of the presented modifications will be developed and/or integrated into such options and determine mutually agreed upon time frames for such modifications to be implemented. As of the date this Amendment 1 is accepted by Sterling Commerce, there are no known modifications to be made to said options.

7.  Market Development.  At least twice each calendar year, senior management
    ------------------
from Company and Sterling Commerce will meet at a mutually agreed upon location to discuss their business relationship. In particular, the companies will discuss their respective plans for geographic expansion in the Asian continent. Both Sterling Commerce and Company shall endeavor to expand the geographical area of operation and agree to earnestly consider such expansion to their mutual benefit before agreeing to do the same with third parties.

Except to the extent modified by this Amendment 1, all other terms and conditions of the International Electronic Commerce Provider Agreement shall remain unmodified and continue in full force and effect.

          Satyam Infoway                         Sterling Commerce
             Limited                             International, Inc.
           ("Company")                          ("Sterling Commerce")

By   ___________________________        By   ___________________________

Print___________________________        Print___________________________

Title___________________________        Title___________________________

Date ___________________________        Date ___________________________

Satyam1amd(063099)/PBH
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                             EXHIBIT A SUPPLEMENT

Mapping and Translation ("MAT") Option:
--------------------------------------

The MAT option shall include data translator and extended mapping capabilities, facilitating the transformation of data to and from EDI, positional, and other data formats. Maps may be created with graphical client tools, for defining translation of data between application file layouts, user input forms, and print or fax documents. This MAT option shall support public, proprietary, and international standards as defined in the included standards database. Future standards and updates to existing standards can be loaded into the system as they become available. In addition, Company may define input or output data layouts for translation applications relating to the EC Technology.

Web-Enabling ("Web-Enabling") Option:
------------------------------------

The Web-Enabling option shall:

1. Provide methods for enabling Web commerce that is extensible from simple forms, including database integration, compliant EDI transactions, internet transport
2.  Extend transaction tracking, life cycle management, archiving and auditing
3. Internet-enable personal computer applications, linking desktop applications to the MAT option
4. Incorporate security and reliability supporting firewalls, encryption, secure Web registration and automatic recovery.

Real-Time Integration ("RTI") Option:
------------------------------------

The RTI option shall enable cross-corporate application integration. Using eXtensible Markup Language (XML), RTI enables integration business applications with Web sites and other business systems. Additionally, RTI can securely integrate disparate systems and enable real-time data exchange over the Internet.


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                             EXHIBIT G SUPPLEMENT

Mapping and
Translation Options
2                   *4 x Xeon 450 processor, 1MB L2 Cache
                    1 GB MB Memory RAID Array Controller
6                   18 GB 10k RPM Hard Disk (RAID 50)
2                   INTEL Pro 100 PCI
2                   Remote Management Card
2                   Support Pack (7X24 4HR)

Operating System
2                   MS Windows NT Server V 4.0 (Service Pack 4)
20                  MS Windows NT Access License

Third Party Software
2                   Microsoft SQL Server 6.5 (Service Pack 3 or 4)
2                   MS Data Access Service Pack 2.0

Web-Enabling and/or
Real Time Integration
Options
2                   *4 x Xeon 450 processor, 1MB L2 Cache
                    1 GB MB Memory RAID Array Controller
6                   18 GB 10k RPM Hard Disk (RAID 50)
2                   INTEL Pro 100 PCI
2                   Remote Management Card
2                   Support Pack (7X24 4HR)

Operating System
2                   MS Windows NT Server V 4.0 (Service Pack 4)



* Servers Supported in the implementation:  Dell, HP and Compaq